EXECUTION VERSION
FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of January 30, 2026 (the “First Amendment Effective Date”), is entered into among RESOURCES CONNECTION, INC., a Delaware corporation (“RCI”), RESOURCES CONNECTION LLC, a Delaware limited liability company (“RCL”; RCL, together with RCI, the “Borrowers”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., in its capacities as the Administrative Agent, the L/C Issuer, and the Swingline Lender. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Existing Credit Agreement, as amended by this Agreement (the “Amended Credit Agreement”), as applicable.
RECITALS
WHEREAS, the Borrowers, the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., in its capacities as the Administrative Agent, the L/C Issuer, and the Swingline Lender, have entered into that certain Credit Agreement dated as of July 2, 2025 (as amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time prior to the First Amendment Effective Date, the “Existing Credit Agreement”);
WHEREAS, the Borrowers have requested that the Lenders amend the Existing Credit Agreement as set forth below, subject to the terms and conditions specified in this Agreement; and
WHEREAS, the Lenders are willing to amend the Existing Credit Agreement as set forth below, subject to the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Existing Credit Agreement; Effect of this Agreement; No Impairment.
(a)Clause (b)(iv) of the definition of “Consolidated EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
(iv)    any non-cash expense, loss or charge (including (x) any non-cash stock based compensation expense, (y) any non-cash impairment expenses, and (z) any Specified Non-Cash ERP Amortization, in each case, for such period) which does not represent a cash item in such period or any other period;
(b)Clause (b)(x) of the definition of “Consolidated EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
(x)    the amount of non-recurring severance and restructuring charges for such period; provided, that: (A) the aggregate amount added back pursuant to this clause (b)(x) for each Specified Measurement Period shall not exceed $12,000,000; provided, further, that, the amount of severance charges relating to the resignation of Kate W. Duchene as chief executive officer of RCI added back in reliance on this subclause (A) shall not exceed $6,000,000 in any such Specified Measurement Period; and (B) the aggregate amount added back pursuant to this clause (b)(x) for any Measurement Period ending on or after November 28, 2026 shall not exceed $4,000,000;
(c)Section 1.01 of the Existing Credit Agreement is hereby amended to add the following defined terms in the appropriate alphabetical order to read as follows:
“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Borrowers, the Guarantors party thereto, the Lenders party thereto, and Bank of America, in its capacities as the Administrative Agent, the L/C Issuer, and the Swingline Lender.
“First Amendment Effective Date” means January 30, 2026.
“Specified Measurement Period” means each of (a) the Measurement Period ended on November 29, 2025, (b) the Measurement Period ending on February 28, 2026, (c) the Measurement Period ending on May 30, 2026, and (d) the Measurement Period ending on August 29, 2026.
“Specified Non-Cash ERP Amortization” means, for any period, non-cash amortization expense in such period relating to the capitalization (which were capitalized as of the fiscal quarter of RCI ended February 22, 2025) of enterprise resource planning software.
(d)Section 1.03(a) of the Existing Credit Agreement is hereby amended to add a new sentence at the end thereof to read as follows:
For the avoidance of doubt, with respect to any calculation of the financial covenants set forth in Section 7.11 as of the end of the Measurement Period ended November 29, 2025, to the extent such calculation was required by this Agreement to be made prior to the First Amendment Effective Date, such calculation shall be made without giving effect to the amendments to the definition of “Consolidated EBITDA” set forth in the First Amendment.
(e)Except as expressly modified and amended in this Agreement, all the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement. The Amended Credit Agreement is not a novation of the Existing Credit Agreement.
(f)Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Secured Party under any Loan Document or any other document governing the Secured Obligations, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances.
2.    Condition Precedent. This Agreement shall be effective upon receipt by the Administrative Agent of executed counterparts of this Agreement properly executed by a Responsible Officer of each Loan Party, the Administrative Agent, and the Required Lenders.
3.    Payment of Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable and documented fees, charges, and disbursements of Moore & Van Allen PLLC.
4.    Miscellaneous.
(a)    The obligations of the Loan Parties under the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement shall constitute a Loan Document.
(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents. Each Loan Party (A) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (B) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Secured Obligations, and (C) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Secured Obligations.
(c)    Each Loan Party hereby represents and warrants as follows: (i) such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement; (ii) this Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity; (iii) no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement; and (iv) the Persons signing this Agreement as Guarantors include all of the Subsidiaries existing as of the First Amendment Effective Date that are required to become Guarantors pursuant to the Existing Credit Agreement on or prior to the First Amendment Effective Date, and the legal name and jurisdiction of organization of such Loan Party is, as of the First Amendment Effective Date, as reflected on the signature pages to this Agreement.
(d)    The Loan Parties represent and warrant to the Administrative Agent and the Lenders that, after giving effect to this Agreement, (i) the representations and warranties of each Loan Party contained in this Agreement, the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 4(d)(i), the representations and warranties contained in Sections 5.05(a) and (b) of the Amended Credit Agreement shall be deemed to refer to the most recent deliverables furnished pursuant to Sections 6.01(a) and (b) of the Existing Credit Agreement, respectively, and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.
(e)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Subject to Section 11.18 of the Existing Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original and shall have the same legal effect, validity and enforceability as a paper record.
(f)    If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby, and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(g)    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING HERETO, AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(h)    The terms of Sections 11.14 and 11.15 of the Existing Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWERS:                    RESOURCES CONNECTION, INC.,
a Delaware corporation
By: /s/ Jennifer Ryu
Name:    Jennifer Ryu
Title:    Chief Financial Officer
RESOURCES CONNECTION LLC,
a Delaware limited liability company
By:    Resources Connection, Inc., its sole member
By: /s/ Jennifer Ryu
Name:    Jennifer Ryu
Title:    Chief Financial Officer
GUARANTORS:                SITRICK GROUP, LLC,
a Delaware limited liability company
By:    Resources Connection, Inc., its manager
By: /s/ Jennifer Ryu
Name:    Jennifer Ryu
Title:    Chief Financial Officer
VERACITY CONSULTING GROUP, LLC,
a Virginia limited liability company
By:    Resources Connection, Inc., its sole member
By: /s/ Jennifer Ryu
Name:    Jennifer Ryu
Title:    Chief Financial Officer
REFERENCE POINT LLC,
a Virginia limited liability company
By:    Resources Connection, Inc., its sole member
By: /s/ Jennifer Ryu
Name:    Jennifer Ryu
Title:    Chief Financial Officer

RESOURCES CONNECTION
FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A.,
as the Administrative Agent
By: /s/ Jennifer Yan
Name: Jennifer Yan
Title: Senior Vice President

RESOURCES CONNECTION
FIRST AMENDMENT TO CREDIT AGREEMENT

LENDERS:                    BANK OF AMERICA, N.A.,
as a Lender, the L/C Issuer, and the Swingline Lender
By: /s/ Jennifer Yan
Name: Jennifer Yan
Title: Senior Vice President

RESOURCES CONNECTION
FIRST AMENDMENT TO CREDIT AGREEMENT